Exhibit 99.1

CONTACT:
Jeffrey Pribor
Chief Financial Officer
General Maritime Corporation
(212) 763-5680

GENERAL MARITIME CORPORATION ANNOUNCES
FOURTH QUARTER AND FULL YEAR 2008 FINANCIAL RESULTS

Achieves Adjusted Net Income of $74.7 Million for Full Year 2008
Declares Dividend of $0.50 per Share Relating to Q4 2008
Completes Arlington Tankers Combination

New York, New York, February 25, 2009 - General Maritime Corporation (NYSE: GMR) today reported its financial results for the three months and full year ended December 31, 2008.

Financial Review:  Fourth Quarter 2008

Excluding the $3.2 million of other gain and $34.0 million in compensation accruals in connection with the Company’s executive transition plan as well as litigation costs in connection with the Genmar Defiance, the Company recorded net income of $19.3 million or $0.47 basic and $0.45 diluted earnings per share for the three months ended December 31, 2008. Net loss was $11.5 million or $0.28 basic and $0.28 diluted loss per share, for the three months ended December 31, 2008, compared to net income of $5.2 million, or $0.13 basic and $0.13 diluted earnings per share, for the three months ended December 31, 2007. The decrease in net income was principally the result of increased G&A expense for Q4 2008. Included in G&A was the compensation accrual described above for $30.0 million in respect of termination and bonus obligations in connection with the termination of our former chief executive officer’s employment agreement with the Company at the time of completion of the Arlington Tankers transaction and a payment in lieu of a bonus for 2008. These expenses also include the litigation costs described above for $4.0 million in connection with the Genmar Defiance litigation reflecting potential fines and penalties as well as legal fees and expenses and a write-off of insurance claims. Also contributing to the decrease in net income was an increase in direct vessel expenses. Other gain for the quarter of $3.2 million included a  $4.8 million unrealized non-cash gain associated with the change in fair value of our freight derivatives as well as a $1.3 million loss associated with the monthly cash settlements of our freight derivatives offset by $0.3 million of additional other expense.

John Tavlarios, President of General Maritime Corporation, commented, “During 2008, General Maritime drew upon its sizeable contracted revenue stream to post strong financial results and meet its dividend target.  Complementing this success, the Company also furthered its tradition of entering into transactions that we believe create long-term value for shareholders and consolidating the industry during the year.  Importantly, General Maritime achieved fleet growth during a challenging economic and credit environment by adhering to its strict return criteria and without increasing the Company’s leverage.  In successfully completing the combination with Arlington Tankers, management created a company of a size and scope, and with a dividend structure, balance sheet, chartering strategy and vision that we believe positions the Company well for the future.”

Net voyage revenue, which is gross voyage revenue minus voyage expenses unique to a specific voyage (including port, canal and fuel costs), increased 32.1% to $72.6 million for the three months ended December 31, 2008 compared to $55.0 million for the three months ended December 31, 2007. Excluding the compensation accruals and litigation costs described above, EBITDA for the three months ended December 31, 2008 was $47.6 million compared to $25.7 million for the three months ended December 31, 2007 (please see below for a reconciliation of EBITDA to net income). Net cash provided by operating activities was $25.6 million for the three months ended December 31, 2008 compared to $16.2 million for the prior year period.

The average daily time charter equivalent for vessels on spot charters increased by 10.6% to $31,132 for the three months ended December 31, 2008 compared to $28,157 for the prior year period. The Company’s spot Aframax vessels earned $29,908 and the Company’s spot Suezmax vessel earned $37,573 for the quarter ended December 31, 2008.

Excluding the compensation accruals and litigation costs described above, total vessel operating expenses, which are direct vessel operating expenses and general and administrative expenses, increased by 17.3% to $29.1 million for the three months ended December 31, 2008 compared to $24.8 million for the three months ended December 31, 2007.  During the same periods, the average size of General Maritime’s fleet increased 17.5% to 23.5 vessels from 20 vessels in the prior year period.  Daily direct vessel operating expenses increased 11.9% to $7,871 per vessel day during the fourth quarter of 2008, from $7,032 per vessel day during the same period in 2007. The increase was attributable to higher crew costs and insurance as well as higher costs for lubricating oil and maintenance and repair. Excluding the compensation accruals and litigation costs described above, General and administrative expenses increased 1.7% to $12.1 million for the three months ended December 31, 2008 from $11.9 million in the prior year period.

Financial Review: Full Year 2008

Net Income excluding other expense and compensation accruals and litigation costs described above was $74.7 million or $1.89 basic and $1.84 diluted earnings per share for the full year ended December 31, 2008.

Net income was $29.8 million or $0.76 basic and $0.73 diluted earnings per share, for the full year ended December 31, 2008 compared to $44.5 million, or $1.09 basic and $1.06 diluted earnings per share, for the full year ended December 31, 2007. Net voyage revenues increased 25.2% to $271.7 million for the full year ended December 31, 2008 compared to $216.9 million for the full year ended December 31, 2007. Excluding the compensation accruals and litigation costs described above, EBITDA was $150.0 million for the full year ended December 31, 2008 compared to $117.2 million for the full year ended December 31, 2007 (please see below for a reconciliation of EBITDA to net income).  Net cash provided by operating activities was $114.4 million for the full year ended December 31, 2008 compared to $95.8 million for the prior year period. TCE rates obtained by the Company’s fleet increased 9.2% to $35,896 per day for the full year ended December 31, 2008 from $32,876 for the prior year period.

Daily direct vessel operating expenses per vessel for the year ended December 31, 2008 increased 17.8% to $8,064 compared to $6,844 for the prior year period. The year over year increase in daily direct vessel operating expenses per vessel is primarily attributable to higher crew costs, as well as higher maintenance and repair and higher insurance costs. Excluding the compensation accruals and litigation costs described above, General and administrative expenses remained substantially flat at $46.3 million for the year ended December 31, 2008 compared to $46.9 million for the prior year period.

Summary Consolidated Financial and Other Data

The following table summarizes General Maritime Corporation’s selected consolidated financial and other data for the periods indicated below.  Attached to this press release is an Appendix, which contains additional financial, operational and other data for the three month and full year periods, ended December 31, 2008 and 2007.

	Three Months Ended		Twelve Months Ended
	December - 08	December - 07	December - 08	December - 07

INCOME STATEMENT DATA
(Dollars in thousands, except per share data)
Voyage revenues	$89,253	$67,937	$326,068	$255,015
Voyage expenses	(16,654)	(12,963)	(54,404)	(38,069)
Net voyage revenues	72,599	54,974	271,664	216,946
Direct vessel expenses	17,041	12,938	63,556	48,213
Other expenses	-	-	-	-
General and administrative expenses	45,571	11,850	80,285	46,920
Depreciation and amortization	16,745	12,595	58,037	49,671
Loss (gain) on sale of vessels and equipment	(376)	68	804	417
Operating income	(6,382)	17,523	68,982	71,725
Net interest expense	8,385	7,939	28,289	23,059
Other expense	(3,230)	4,422	10,886	4,127
Net (Loss) Income	$(11,537)	$5,162	$29,807	$44,539

Basic (loss) earnings per share	$(0.28)	$0.13	$0.76	$1.09
				1.09
Diluted (loss) earnings per share	$(0.28)	$0.13	$0.73	$1.06

Weighted average shares outstanding, thousands	41,430	39,811	39,463	40,740
Diluted average shares outstanding, thousands	41,430	40,795	40,562	41,825

			12 Months Ended	12 Months Ended
BALANCE SHEET DATA, at end of period			December - 08	December - 07
(Dollars in thousands)
Cash			$104,146	$44,526
Current assets, including cash			141,703	82,494
Total assets			1,577,225	835,035
Current liabilities, including current portion of long-term debt			88,392	35,502
Current portion of long-term debt			-	-
Total long-term debt, including current portion			990,500	565,000
Shareholders' equity			455,799	228,657

	Three Months Ended		Twelve Months Ended
	December - 08	December - 07	December - 08	December - 07
OTHER FINANCIAL DATA
(dollars in thousands)
EBITDA (1)	$13,593	$25,696	$116,133	$117,269
Net cash provided by operating activities	25,607	16,202	114,415	95,833
Net cash provided (used) by investing activities	(116,899)	(3,915)	(171,082)	(84,516)
Net cash provided (used) by financing activities	133,205	(116)	115,476	(74,251)
Capital expenditures
Vessel sales (purchases) net, including construction in progress	(125,912)	(2,763)	(173,447)	(80,061)
Drydocking or capitalized survey or improvement costs	(943)	(7,182)	(9,787)	(11,815)
Weighted average long-term debt	796,788	547,826	653,154	414,137

FLEET DATA
Total number of vessels at end of period	31	20	31	20
Average number of vessels (2)	23.5	20.0	21.5	19.3
Total voyage days for fleet (3)	2,141	1,691	7,568	6,599
Total time charter days for fleet	1,565	1,150	5,665	4,641
Total spot market days for fleet	576	541	1,903	1,958
Total calendar days for fleet (4)	2,165	1,840	7,881	7,045
Fleet utilization (5)	98.9%	91.9%	96.0%	93.7%

AVERAGE DAILY RESULTS
Time charter equivalent (6)	$33,909	$32,510	$35,896	$32,876
Direct vessel operating expenses per vessel (7)	7,871	7,032	8,064	6,844
EBITDA (8)	6,279	13,965	14,736	16,646

	Three Months Ended		Twelve Months Ended
	December - 08	December - 07	December - 08	December - 07
EBITDA Reconciliation
Net Income	$(11,537)	$5,162	$29,807	$44,539
+ Net interest expense	8,385	7,939	28,289	23,059
+ Depreciation & Amortization	16,745	12,595	58,037	49,671
EBITDA	$13,593	$25,696	$116,133	$117,269

(1)  EBITDA represents net income plus net interest expense and depreciation and amortization.  EBITDA is included because it is used by management and certain investors as a measure of operating performance.  EBITDA is used by analysts in the shipping industry as a common performance measure to compare results across peers.  Management of the Company uses EBITDA as a performance measure in consolidating monthly internal financial statements and is presented for review at our board meetings.  The Company believes that EBITDA is useful to investors as the shipping industry is capital intensive which often brings significant cost of financing.  EBITDA is not an item recognized by GAAP, and should not be considered as an alternative to net income, operating income or any other indicator of a company's operating performance required by GAAP. The definition of EBITDA used here may not be comparable to that used by other companies.
(2) Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessel was part of our fleet during the period divided by the number of calendar days in that period.
(3) Voyage days for fleet are the total days our vessels were in our possession for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate  surveys.
(4) Calendar days are the total days the vessels were in our possession for the relevant period including off hire days associated with major repairs, drydockings or special or intermediate surveys.
(5) Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by calendar days for the relevant period.
(6) Time Charter Equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis.  Our method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days.
(7) Daily direct vessel operating expenses, is calculated by dividing DVOE, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs, by calendar days for the relevant time period.
(8) Daily EBITDA is total EBITDA divided by total vessel calendar days.

All share and per share amounts presented throughout this press release, unless otherwise noted, have been adjusted to reflect the exchange of 1.34 shares of the Company’s common stock for each share of common stock held by shareholders of General Maritime Subsidiary Corporation (formerly known as General Maritime Corporation) in connection with the Arlington combination.

General Maritime Corporation’s Fleet

As of February 25, 2008, General Maritime Corporation’s fleet was comprised of 31 wholly owned tankers, consisting of 2 VLCC, 11 Suezmax, 12 Aframax 2 Panamax and 4 Products tankers, with a total carrying capacity of approximately 3.9 million deadweight tons, or dwt.  The average age of the Company’s fleet as of December 31, 2008 by dwt was 8.6 years compared to 8.9 years as of December 31, 2007.

Currently, 7 of General Maritime Corporation’s Aframax tankers and 1 of its Suezmax tankers are operating on the spot market. 74% of the Company’s fleet, consisting of 2 VLCC, 10 Suezmax, 5 Aframax, 2 Panamax, and 4 Products tankers are currently under time charter contracts, compared to 62% of the fleet under time charter contracts as of December 31, 2007.  The table below outlines which vessels are on time charter at what rate and when the contracts are set to expire.

Vessel	Vessel Type	Expiration Date		Daily Rate (1)

Genmar Agamemnon	Aframax	July 04, 2009		$36,750
Genmar Defiance	Aframax	December 24, 2009		$29,500
Genmar Minotaur	Aframax	November 30, 2009		$25,000
Genmar Princess	Aframax	October 23, 2009		$27,750
Genmar Strength	Aframax	September 26, 2009		$39,000
Stena Concept	Handymax	July 4, 2011	(2)	$20,335	(5)
Stena Concord	Handymax	November 10, 2009	(2)	$16,642	(4)
Stena Consul	Handymax	November 10, 2010	(2)	$16,642	(4)
Stena Contest	Handymax	July 4, 2011	(2)	$20,335	(5)
Stena Companion	Panamax	November 10, 2009	(2)	$18,639	(3)
Stena Compatriot	Panamax	November 10, 2010	(2)	$18,639	(3)
Genmar Argus	Suezmax	November 5, 2009		$38,500
Genmar George T.	Suezmax	August 27, 2010		$39,000
Genmar Harriet G.	Suezmax	June 1, 2010		$38,000
Genmar Hope	Suezmax	August 11, 2009		$36,500
Genmar Horn	Suezmax	November 22, 2009		$38,500
Genmar Kara G.	Suezmax	June 1, 2010		$38,000
Genmar Orion	Suezmax	June 1, 2010		$38,000
Genmar Phoenix	Suezmax	October 31, 2009		$38,500
Genmar Spyridon	Suezmax	October 12, 2009		$38,500
Genmar St. Nikolas	Suezmax	February 6, 2011		$39,000
Stena Vision	VLCC	November 10, 2009	(2)	$37,316
Stena Victory	VLCC	November 10, 2009	(2)	$37,316

(1) Before brokers' commissions.
(2) Charter end date excludes periods that are at the option of the charterer
(3) Rate increases to $18,989 per day commencing November 11, 2009
(4) Rate increases to $16,964 per day commencing November 11, 2009
(5) Rate adjusts as follows: $17,942 per day from January 5, 2009 through January 4, 2010, $18,264 per day from
January 5, 2010 through January 4, 2011 and $18,603 per day from January 5, 2011 through July 4, 2011

The Company’s primary area of operation is the Atlantic basin.  The Company also currently has vessels employed in the Black Sea and Far East to take advantage of market opportunities and to position vessels in anticipation of drydockings.

Credit Facility Amendment

While we remain in compliance with our 2005 Credit Facility, we recently amended the facility to accelerate the amortization of a portion of the outstanding commitment from October 26, 2009 to February 24, 2009 and to pledge the Genmar Daphne as collateral under the facility.  This had the effect of reducing our debt to collateral ratio under the facility's covenants, which is intended to bolster our continuing ability to remain in compliance with these covenants.

Q4 2008 Dividend Announcement

On February 23, 2009 the Company’s Board of Directors declared a Q4 2008 quarterly dividend of $0.50 per share payable on or about March 20, 2009 to shareholders of record as of March 6, 2009. Under the Company’s dividend policy, the Company intends to declare quarterly dividends with a target amount of $0.50 per share.  The declaration of dividends and their amount, if any, will depend upon the results of the Company and the determination of the Board of Directors.

Combination with Arlington Tankers

On December 16, 2008 General Maritime Subsidiary Corporation (then known as General Maritime Corporation) combined with Arlington Tankers Ltd. to form the new General Maritime Corporation. In accordance with the terms of the merger agreement, General Maritime Subsidiary and Arlington each became wholly-owned subsidiaries of Galileo Holding Corporation (renamed General Maritime Corporation). All outstanding shares of both companies were exchanged for shares of General Maritime. Arlington Tankers shareholders received one share of General Maritime common stock for each share of Arlington Tankers common stock, and General Maritime Subsidiary shareholders received 1.34 shares of General Maritime common stock for each share of General Maritime Subsidiary common stock.

As part of the Combination E. Grant Gibbons a former Arlington Tankers director joined the General Maritime Corporation Board of Directors. Dr. Gibbons has been a member of the Bermuda parliament since 1994. From 1995 to 1998, Dr. Gibbons served as the Bermuda Minister of Finance and, from 1998 to 2006 served as the opposition shadow Minister of Finance. Dr. Gibbons was the leader of the opposition United Bermuda Party 2001 until 2006. Dr. Gibbons serves as a director of Gibbons Management Services Limited, an internal services division of a diversified, privately-held business, as Deputy Chairman of Colonial Group International, an insurance company operating in Bermuda and the Caribbean, and as a director of several other private companies. He is also a director of Syncora Holdings Limited, a financial guarantee insurer. Dr. Gibbons is a citizen and resident of Bermuda.

Forward Interest Rate Swap Agreements

As of February 25, 2009 the Company has entered into interest rate swap transactions with an aggregate notional amount of $579.5 million to manage interest costs and the risk associated with changing interest rates.

1.	$350.0 million of debt under the Company’s $900 million revolving credit facility has a blended fixed interest rate of 3.72% on the notional amount

2.	$229.5 million of debt under the Company’s $229.5 revolving credit facility has a fixed interest rate of 4.983% on the notional amount

Jeff Pribor, Chief Financial Officer of General Maritime Corporation, commented, “General Maritime continues to maintain both the financial strength and commitment to enter into future value-creating transactions for shareholders.  Building upon our past success returning $1 billion to shareholders, we intend to concentrate on areas which have served the Company and its shareholders well throughout the shipping cycles. Specifically, we intend to continue to explore opportunities to utilize our ample liquidity to further consolidate the industry and expand our fleet and earnings power.  During a time when we have targeted a $2.00 fixed annual dividend, we also intend to opportunistically repurchase shares when we believe our stock is undervalued and utilize our cash flow to further reduce debt until the right acquisition is identified.”

About General Maritime Corporation

General Maritime Corporation is a leading crude and products tanker company serving principally within the Atlantic basin, which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea. General Maritime also currently operates tankers in other regions including the Black Sea and Far East. General Maritime owns a fully double-hull fleet of 31 tankers - two V-MAX, twelve Aframax, eleven Suezmax tankers, two Panamax and four Product tankers - with a total carrying capacity of approximately 4.0 million dwt.

Conference Call Announcement

General Maritime Corporation announced that it will hold a conference call on Thursday, February 26, 2009, at 10.00 a.m. Eastern Time to discuss its 2008 fourth quarter and year end financial results.  To access the conference call, dial (719) 325-4758 and ask for the General Maritime Corporation conference call or enter passcode 5237457.  A replay of the conference call can also be accessed until March 12, 2009 by dialing (888) 203-1112 for U.S. callers and (719) 457-0820 for international callers, and entering the passcode 5237457.  The conference call will also be simultaneously webcast and will be available on the Company’s website, www.GeneralMaritimeCorp.com. The Company intends to place additional materials related to the earnings announcement, including a slide presentation, on its website prior to the conference call.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations. Included among the factors that, in the Company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: loss or reduction in business from the Company’s significant customers; the failure of the Company’s significant customers to perform their obligations owed to us; changes in demand; a material decline in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the Company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs); changes in the itineraries of the Company’s vessels; adverse changes in foreign currency exchange rates affecting the Company’s expenses; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2007 and its subsequent reports on Form 10-Q and Form 8-K. Share repurchases may be made from time to time for cash in open market transactions at prevailing market prices or in privately negotiated transactions. The timing and amount of purchases under the Company’s share repurchase program will be determined by management based upon market conditions and other factors. Purchases may be made pursuant to a program adopted under Rule 10b5-1 under the Securities Exchange Act. The program does not require the Company to purchase any specific number or amount of shares and may be suspended or reinstated at any time in the Company's discretion and without notice. Repurchases will be subject to the restrictions under the Company's existing credit facility. The Company’s ability to pay dividends in any period will depend upon factors including applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of the Company’s financial performance.  The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary from the amounts currently estimated.

	THREE MONTHS ENDED

	V-Max VLCC			Suezmax Fleet			Aframax Fleet
	% Change From Prior Period	December-08	December-07	% Change From Prior Period	December-08	December-07	% Change From Prior Period	December-08	December-07
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period

Net Voyage Revenues $ 1,000's		1,454	-	16.4%	37,621	32,316	40.5%	31,842	22,658
		2%	0%		52%	59%		44%	41%

Average Daily TCE		48,479	-	6.2%	37,397	35,203	7.0%	31,371	29,312

Time Charter Revenues $ 1,000's		1,454	-	10.9%	34,164	30,797	94.2%	17,366	8,944
		3%	0%		62%	77%		32%	23%

Spot Charter Revenues $ 1,000's		-	-	127.6%	3,457	1,519	5.6%	14,476	13,714
		0%	0%		19%	10%		81%	90%

Calendar Days		30	-	10.0%	1,012	920	12.3%	1,033	920
		1%	0%		47%	50%		48%	50%

Vessel Operating Days		30	-	9.6%	1,006	918	31.3%	1,015	773
		1%	0%		47%	54%		47%	46%

Capacity Utilization		100.0%	0.0%	-0.4%	99.4%	99.8%	17.0%	98.3%	84.0%

# Days Vessels on Time Charter		30	-	10.4%	914	828	64.9%	531	322
		2%	0%		58%	72%		34%	28%

# Days Vessels on Spot Charter		-	-	2.2%	92	90	7.3%	484	451
		0%	0%		16%	17%		84%	83%

Average Daily Time Charter Rate		48,479		0.5%	37,379	37,194	17.7%	32,704	27,776

Average Daily Spot Charter Rate		-	-	122.6%	37,573	16,878	-1.6%	29,908	30,408

Daily Direct Vessel Expenses (per Vessel)		9,078	-	20.7%	8,149	6,753	5.1%	7,684	7,310

Average Age of Fleet at End of Period (Years)		7.6	-		7.2	6.8		12.4	12.3

# Vessels at End of Period		2.0	-	10.0%	11.0	10.0	20.0%	12.0	10.0
		6%	0%		35%	50%		39%	50%

Average Number of Vessels		0.3	-	10.0%	11.0	10.0	12.0%	11.2	10.0
		1%	0%		47%	50%		36%	50%

DWT at End of Period 1,000's		628	-	9.7%	1,691	1,541	22.1%	1,208	989
		16%	0%		44%	61%		31%	39%

	THREE MONTHS ENDED

	Panamax			Handymax			Total Fleet
	% Change From Prior Period	December-08	December-07	% Change From Prior Period	December-08	December-07	% Change From Prior Period	December-08	December-07
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount	Amount

Net Voyage Revenues $ 1,000's		696	-		986	-	32.1%	72,599	54,974
		1%	0%		1%	0%

Average Daily TCE		23,202	-		16,426	-	4.3%	33,909	32,510

Time Charter Revenues $ 1,000's		696	-		986	-	37.6%	54,666	39,741
		1%	0%		2%	0%

Spot Charter Revenues $ 1,000's		-	-		-	-	17.7%	17,933	15,233
		0%	0%		0%	0%

Calendar Days		30	-		60	-	17.7%	2,165	1,840
		1%	0%		3%	0%

Vessel Operating Days		30	-		60	-	26.6%	2,141	1,691
		1%	0%		3%	0%

Capacity Utilization		100.0%	0.0%		100.0%	0.0%	7.6%	98.9%	91.9%

# Days Vessels on Time Charter		30	-		60	-	36.1%	1,565	1,150
		2%	0%		4%	0%

# Days Vessels on Spot Charter		-	-		-	-	6.5%	576	541
		0%	0%		0%	0%

Average Daily Time Charter Rate		23,202	-		16,426	-	1.1%	34,931	34,557

Average Daily Spot Charter Rate		-	-		-	-	10.6%	31,132	28,157

Daily Direct Vessel Expenses (per Vessel)		6,875	-		6,298	-	11.9%	7,871	7,032

Average Age of Fleet at End of Period (Years)		4.8	-		4.3			8.6	8.9

# Vessels at End of Period		2.0	-		4.0	-	55.0%	31	20.0
		6%	0%		13%	0%

Average Number of Vessels		0.3	-		0.7		17.5%	23.5	20.0
		1%	0%		3%	0%

DWT at End of Period 1,000's		145	-		190	-	52.6%	3,862	2,530
		4%	0%		5%	0%

	TWELVE MONTHS ENDED

	V-Max VLCC			Suezmax Fleet			Aframax Fleet
	% Change From Prior Period	December-08	December-07	% Change From Prior Period	December-08	December-07	% Change From Prior Period	December-08	December-07
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period

Net Voyage Revenues $ 1,000's		1,454	-	25.6%	149,433	118,997	21.6%	119,095	97,949
		1%	0%		55%	55%		44%	45%

Average Daily TCE		48,479	-	5.3%	37,755	35,853	14.3%	34,125	29,863

Time Charter Revenues $ 1,000's		1,454	-	31.8%	134,430	102,023	13.5%	62,969	55,496
		1%	0%		67%	65%		31%	35%

Spot Charter Revenues $ 1,000's		-	-	-11.6%	15,003	16,974	32.2%	56,126	42,453
		0%	0%		21%	29%		79%	71%

Calendar Days		30	-	17.5%	3,988	3,395	3.4%	3,773	3,650
		0%	0%		51%	48%		48%	52%

Vessel Operating Days		30	-	19.3%	3,958	3,319	6.4%	3,490	3,280
		0%	0%		52%	50%		46%	50%

Capacity Utilization		100.0%	0.0%	1.4%	99.2%	97.8%	2.9%	92.5%	89.9%

# Days Vessels on Time Charter		30	-	31.2%	3,604	2,747	2.5%	1,941	1,894
		1%	0%		64%	59%		34%	41%

# Days Vessels on Spot Charter		-	-	-38.1%	354	572	11.8%	1,549	1,386
		0%	0%		19%	29%		81%	71%

Average Daily Time Charter Rate		48,479	-	0.4%	37,300	37,140	10.7%	32,441	29,301

Average Daily Spot Charter Rate		-	-	42.8%	42,382	29,675	18.3%	36,234	30,630

Daily Direct Vessel Expenses (per Vessel)		9,078	-	21.8%	8,178	6,713	14.5%	7,973	6,965

Average Age of Fleet at End of Period (Years)		7.6	-		7.2	6.8		12.4	12.3

# Vessels at End of Period		2.0	-	10.0%	11.0	10.0	20.0%	12.0	10.0
		6%	0%		35%	50%		39%	50%

Average Number of Vessels		0.1	-	17.2%	10.9	9.3	3.0%	10.3	10.0
		0%	0%		51%	48%		33%	52%

DWT at End of Period 1,000's		628	-	9.7%	1,691	1,541	22.1%	1,208	989
		16%	0%		44%	61%		31%	39%

	TWELVE MONTHS ENDED

	Panamax			Handymax			Total Fleet
	% Change From Prior Period	December-08	December-07	% Change From Prior Period	December-08	December-07	% Change From Prior Period	December-08	December-07
		Amount % of Total for Period	Amount % of Total for Period		Amount % of Total for Period	Amount % of Total for Period		Amount	Amount

Net Voyage Revenues $ 1,000's		696	-		986	-	25.2%	271,664	216,946
		0%	0%		0%	0%

Average Daily TCE		23,202	-		16,426	-	9.2%	35,896	32,876

Time Charter Revenues $ 1,000's		696	-		986	-	27.3%	200,535	157,519
		0%	0%		0%	0%

Spot Charter Revenues $ 1,000's		-	-		-	-	19.7%	71,129	59,427
		0%	0%		0%	0%

Calendar Days		30	-		60	-	11.9%	7,881	7,045
		0%	0%		1%	0%

Vessel Operating Days		30	-		60	-	14.7%	7,568	6,599
		0%	0%		1%	0%

Capacity Utilization		100.0%	0.0%		100.0%	0.0%	2.5%	96.0%	93.7%

# Days Vessels on Time Charter		30	-		60	-	22.1%	5,665	4,641
		1%	0%		1%	0%

# Days Vessels on Spot Charter		-	-		-	-	-2.8%	1,903	1,958
		0%	0%		0%	0%

Average Daily Time Charter Rate		23,202	-		16,426	-	4.3%	35,399	33,941

Average Daily Spot Charter Rate		-	-		-	-	23.1%	37,377	30,351

Daily Direct Vessel Expenses (per Vessel)		6,875	-		6,298	-	17.8%	8,064	6,844

Average Age of Fleet at End of Period (Years)		4.8	-		4.3	-		8.6	8.9

# Vessels at End of Period		2.0	-		4.0	-	55.0%	31	20.0
		6%	0%		13%	0%

Average Number of Vessels		0.1			0.2	-	11.4%	21.5	19.3
		0%	0%		1%	0%

DWT at End of Period 1,000's		145			190		52.6%	3,862	2,530
		4%	0%		5%	0%